UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2018

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2018, Tabula Rasa HealthCare, Inc., a Delaware corporation (“TRHC”), (b) DM Acquisition Pty Ltd, a proprietary company limited by shares organized under the Laws of Australia and wholly-owned subsidiary of TRHC (“Purchaser”), (c) the shareholders and option holders of DoseMe Holdings Pty Ltd ACN 168 742 336, a proprietary company limited by shares organized under the Laws of Australia (the “Company”), set forth on the signature page thereto under the heading “Sellers” (each, a “Seller”, and collectively, the “Sellers”), and (d) Charles Cornish, solely in his capacity as the Seller Representative, entered into a Share Purchase Deed (the “Purchase Agreement”) pursuant to which Purchaser agreed to acquire all of the outstanding share capital and options to purchase share capital of the Company from the Sellers.  Capitalized terms used herein but not otherwise defined have the meaning set forth in the Purchase Agreement.

At the closing, which is expected to take place in January 2019, TRHC will (i) pay the Sellers $10.0 million in cash consideration, subject to adjustments set forth in the Purchase Agreement, and (ii) issue 149,053 shares of TRHC common stock (valued at $67.09 per share).  A portion of the cash consideration will be held in escrow to secure potential claims by TRHC for indemnification under the Purchase Agreement and in respect of adjustments to the Purchase Price.

Following the closing of the transaction, the Sellers will also be eligible to earn additional consideration, payable one-half in cash consideration and one-half in shares of TRHC common stock, with an aggregate value of up to a total of $10.0 million (the “Contingent Consideration”) based on the financial results of the Company as more fully described in the Purchase Agreement.  Additionally, pursuant to the terms of the Purchase Agreement, the Contingent Consideration may be accelerated in certain instances.

The Sellers have made customary representations and warranties in the Purchase Agreement from themselves and the Company, including, among others, representations and warranties as to organization, authorization, consents and approvals, capitalization, absence of certain changes or liabilities, tax matters, material contracts, litigation, intellectual property, compliance with laws and employee matters. TRHC and Purchaser have also made customary representations, warranties and covenants in the Purchase Agreement.

The Sellers have made certain pre-closing covenants in the Purchase Agreement, including, among other things, covenants that the Company and each of its subsidiaries will carry on its business in the ordinary course consistent with past practice and will not engage in certain types of transactions without the prior written consent of Purchaser.

The Purchase Agreement contains certain termination rights for both TRHC and the Sellers. The completion of the transactions contemplated by the Purchase Agreement is subject to certain closing conditions, including, among others, the absence of certain legal impediments to the consummation of the transactions contemplated by the Purchase Agreement.

The Purchase Agreement also includes provisions that require the Sellers to indemnify Indemnified Purchaser Parties for certain losses incurred, including as a result of a breach by any Seller of such Seller’s respective representations, warranties or covenants under the Purchase Agreement.

The foregoing description of the terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made by the Sellers to TRHC and Purchaser in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.  TRHC intends to issue shares of TRHC’s common stock in connection with the closing of the transactions contemplated by the Purchase Agreement in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in reliance on representations made by the individuals who shall receive TRHC common stock to the effect that they are acquiring the TRHC common stock for investment purposes and not with a view to, or for resale in connection with, the distribution of such securities in violation of applicable securities laws and that they have sufficient knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of an investment in such securities.

Item 7.01 Regulation FD Disclosure

On December 3, 2018, TRHC issued a press release announcing the entry into the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As previously announced, TRHC intends to host an investor and analyst day event on December 4, 2018 from 8:30 a.m to 12:30 p.m. Eastern Time to discuss, among other things, the transaction. A live audio-only webcast of the presentation will be available on the investor relations section of TRHC’s website at ir.trhc.com. An archived webcast and presentation materials will be available for replay approximately two hours after the live event for a period of 90 days thereafter at ir.trhc.com.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of TRHC.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that TRHC intends, expects, projects, believes or anticipates will or may occur in the future. Forward-looking statements are those that use terms such as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” “predict,” “potential,” and similar expressions. Forward-looking statements contained in this and other written and oral reports are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors.

Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect TRHC’s business and the price of TRHC’s common stock, (ii) the failure to satisfy the conditions to the consummation of the transaction, (iii) the parties may be unable to achieve expected synergies and operating efficiencies in the transaction within the expected time frames or at all and to successfully integrate the Company’s operations into those of TRHC, (iv) the transaction may not result in the accretion to TRHC’s earnings or other benefits, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement, (vi) integration of the Company into TRHC may be more difficult, time consuming or costly than expected, (vii) the effect of the announcement or pendency of the transaction on TRHC’s and/or the Company’s business relationships, operating results, and business generally and potential difficulties in the Company’s employee retention as a result of the transaction, (viii) risks related to diverting management’s attention from TRHC’s ongoing business operations, (ix) the outcome of any legal proceedings that may be instituted against TRHC, its officers or directors related to the Purchase Agreement or the transaction, and (x) other risk factors described in TRHC’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017.  Factors or events that could cause TRHC’s actual results to differ may emerge from time to time, and it is not possible for TRHC to predict all of them. The statements made herein are made as of the date of this disclosure and TRHC undertakes no obligation to update them, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description

2.1*

Share Purchase Deed, made and entered into on November 30, 2018, by and among Tabula Rasa HealthCare, Inc., DM Acquisition Pty Ltd, the shareholders and option holders of DoseMe Holdings Pty Ltd ACN 168 742 336 set forth on the signature page thereto under the heading “Sellers” and Charles Cornish, solely in his capacity as the Seller Representative

99.1	Press release of Tabula Rasa HealthCare, Inc. issued December 3, 2018

* The schedules and exhibits to the share purchase deed are omitted pursuant to Item 601(b)(2) of Regulation S-K. Tabula Rasa HealthCare, Inc. agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

	By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: December 3, 2018